UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2021 (March 27, 2021)

AT HOME GROUP INC.

(Exact name of registrant as specified in charter)

Delaware	001-37849	45-3229563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 East Plano Parkway Plano, Texas	75074
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 265-6227

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HOME	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Larry D. Stone from the Board

On March 27, 2021, Mr. Larry D. Stone notified the Board of Directors (the “Board”) of At Home Group Inc. (the “Company”) of his intention to retire from service on the Board upon expiration of his current term, and therefore, will not stand for re-election to the Board at the Company’s annual meeting of stockholders to be held in 2021. Mr. Stone intends to continue to serve on the Board until immediately prior to such annual meeting. Mr. Stone’s decision not to stand for re-election to the Board is not the result of any disagreement with the Company.

Form of PSU Agreement and Long-Term Equity Incentive Program

On March 30, 2021, the Compensation Committee of the Board (the “Committee”) approved an updated form of Notice of Grant and Performance Share Unit Agreement (the “PSU Agreement”) for grants of performance share units (“PSUs”) under the Amended and Restated At Home Group Inc. Equity Incentive Plan, as amended (the “2016 Equity Plan”), to be used in fiscal year 2022 and thereafter. The updated form of PSU Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

On March 30, 2021, the Committee approved the Company’s long-term equity incentive program for executive officers in fiscal year 2022 (the “Executive Equity Program”), consisting of stock options (representing 50% of the target value) and PSUs (representing 50% of the target value). The stock options will vest in equal installments on each of the first three anniversaries of the grant date, subject to the participant's continued employment through each vesting date, or other vesting conditions specified therein. The PSUs will be earned based on the achievement of the following performance metrics: (i) adjusted net income (representing 50% of the PSU target value) and (ii) total sales growth (representing 50% of the PSU target value), in each case, with three discrete performance target goals to be approved at or near the beginning of each of fiscal year 2022, fiscal year 2023 and fiscal year 2024. Any earned PSUs shall vest in full on the later of (i) the third anniversary of the grant date or (ii) the performance determination date, subject to the participant's continued employment through each vesting date, or other vesting conditions specified therein. On March 30, 2021, the Committee approved annual grants to the executive officers of the Company under the 2016 Equity Plan.

Item 9.01. Financial Statements and Exhibits.

(d)               Exhibits:

Exhibit Number	Description

10.1	At Home Group Inc. Form of Notice of Grant and Performance Share Unit Agreement (Grants in Fiscal Year 2022 and Thereafter).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT HOME GROUP INC.

Date: April 1, 2021	By:	/s/ MARY JANE BROUSSARD
		Name:	Mary Jane Broussard
		Title:	Chief Administrative Officer, General Counsel & Corporate Secretary